UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 2, 2008
ENDWAVE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-31635 (Commission File Number)	95-4333817 (IRS Employer Identification No.)
130 Baytech Drive
San Jose, California 95134
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (408) 522-3100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
          On June 2, 2008, Endwave Corporation (“Endwave”) entered into a five year lease agreement with Garaventa Properties LLP, a California limited liability partnership. Under the terms of the lease, Endwave will rent 31,244 square feet of office space at 105 Lake Forest Way, Folsom, California. The facility will be used for domestic manufacturing, manufacturing support and test engineering, and will consolidate existing manufacturing facilities presently operating in Diamond Springs, California and El Dorado Hills, California.
          The duration of the lease is five years commencing on November 1, 2008, and includes three consecutive 1 year renewal options. The lease is a triple net lease, in which Endwave is responsible for all expenses of operating the facility, including maintenance and property taxes for the facility. The base rent expense will average approximately $43,000 per month over the first five years of the lease.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDWAVE CORPORATION
Dated: June 5, 2008	By:	/s/ BRETT W. WALLACE
Brett W. Wallace
	Title:	Executive Vice President and Chief Financial Officer